UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 21, 2012

First PacTrust Bancorp, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-49806	04-3639825
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18500 Von Karman Avenue, Suite 1100, Irvine, California	92612
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (949) 236-5211

Not Applicable

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☒  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.       Entry into a Material Definitive Agreement.

Merger Agreement

On August 21, 2012, First PacTrust Bancorp, Inc., a Maryland corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Beach Business Bank, a California corporation, state-chartered bank and wholly-owned  subsidiary of the Company (“Beach”), and The Private Bank of California, a California corporation and state-chartered bank (“PBOC”).  The Merger Agreement provides that, subject to the terms and conditions set forth in the Merger Agreement, PBOC will merge with and into Beach (the “Merger”), with Beach continuing as the surviving corporation (the “Surviving Corporation”).

Subject to the terms and conditions set forth in the Merger Agreement, which has been unanimously approved by the board of directors of each of the Company, Beach and PBOC, at the effective time of the Merger, each outstanding share of PBOC common stock will be converted into the right to receive (i) a pro rata share of 2,083,333 shares of common stock of the Company (“Company Common Stock”), subject to the payment of cash in lieu of fractional shares, and (ii) a pro rata share of $24,887,513 in cash ((i) and (ii), the “Merger Consideration”).  If the value of the Merger Consideration would otherwise exceed an amount equal to 1.30 times PBOC’s tangible common equity (measured pursuant to a balance sheet of PBOC as of the last business day of the calendar month immediately preceding the closing of the Merger (the “Closing”)), after subtracting from tangible common equity certain unaccrued one-time PBOC Merger-related costs and expenses, the cash portion of the Merger Consideration will be adjusted downward until the value of the Merger Consideration is equal to such amount.  For the purposes of determining the value of the Merger Consideration for purposes of the foregoing calculation, the value of the Company Common Stock to be issued in the Merger will be deemed to be $12.00 per share.  In the Merger, each outstanding share of PBOC preferred stock (the “PBOC Preferred Stock”), which has been issued in connection with U.S. Department of the Treasury’s Small Business Lending Fund program, will be converted into one share of a new series of Company preferred stock, par value $0.01 per share, to be designated Non-Cumulative Perpetual Preferred Stock, Series B, stated liquidation amount $1,000 per share (the “Company Series B Preferred Stock”).  The Company Series B Preferred Stock will have rights (including with respect to dividends), preferences, privileges, voting powers, limitations and restrictions that are equivalent to the rights, preferences, privileges, voting powers, limitations and restrictions of the PBOC Preferred Stock.

The Merger Agreement contains customary representations and warranties from the Company and PBOC, and each party has agreed to customary covenants, including, among others, covenants relating to (1) the conduct of PBOC’s businesses during the interim period between the execution of the Merger Agreement and the Closing, (2) PBOC’s obligations to facilitate its shareholders consideration of, and voting upon, the approval of the Merger and (3) subject to certain exceptions, the recommendation by the board of directors of PBOC in favor of the approval by its shareholders of the Merger Agreement and the transactions contemplated thereby.  PBOC also has agreed not to (1) solicit proposals relating to alternative business combination transactions or (2) subject to certain exceptions, enter into any discussions or any agreement concerning any proposals for alternative business combination transactions.

Completion of the Merger is subject to certain customary conditions, including (1) approval of the Merger Agreement by PBOC’s shareholders, (2) receipt of required regulatory approvals, (3) the absence of any law or order prohibiting the consummation of the Merger, (4) approval of the listing on the Nasdaq Global Market of the Company Common Stock to be issued in the Merger and (5) the effectiveness of the registration statement for the Company Common Stock to be issued in the Merger.  Each party’s obligation to complete the Merger also is subject to certain additional customary conditions, including (1) subject to certain exceptions, the accuracy of the representations and warranties of the other party, (2) performance in all material respects by the other party of its obligations under the Merger Agreement and (3) receipt by such party of an opinion from its counsel to the effect that the Merger will qualify as a reorganization within the meaning of the Internal Revenue Code of 1986, as amended.

The Merger Agreement provides certain termination rights for both the Company and PBOC and further provides that upon termination of the Merger Agreement under certain circumstances, PBOC will be obligated to pay the Company a termination fee of $2 million and reimburse the Company for expenses incurred by it in connection with the Merger Agreement and the transactions contemplated thereby.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated by reference herein.  The Merger Agreement has been attached as an exhibit to this report in order to provide investors and security holders with information regarding its terms.  It is not intended to provide any other financial information about the Company, Beach, PBOC or their respective subsidiaries and affiliates.  The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, are solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors.  Investors should not rely on the representations, warranties or covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, Beach, PBOC or any of their respective subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company.

Voting Agreements

In connection with entering into the Merger Agreement, the Company entered into a Voting and Support Agreement with each of the directors of PBOC, as well as Suzanne A. Dondanville, Executive Vice President and Chief Operations Officer, Joyce N. Kaneda, Executive Vice President, Chief Financial Officer and Corporate Secretary, Nick Zappia, Executive Vice President, Scott I. Eisner and Isaac Pachulski (collectively, the “Voting Agreements”).  The shareholders that are party to the Voting Agreement beneficially own in the aggregate approximately 35% of the outstanding shares of PBOC common stock.  The Voting Agreements generally require that the shareholders party thereto vote all of their shares of Beach common stock in favor of the Merger and against alternative transactions and generally prohibits them from transferring their shares of PBOC common stock prior to the consummation of the Merger.  The Voting Agreements will terminate upon the earlier of the consummation of the Merger and the termination of the Merger Agreement in accordance with its terms.

The foregoing description of the Voting Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Voting Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Steven Sugarman has been appointed co-Chief Executive Officer (“co-CEO”) of the Company, effective August 21, 2012 until such time as his successor is duly appointed and qualified, or until his earlier resignation, removal or incapacity.  As co-CEO, Mr. Sugarman will focus on corporate initiatives and non-depository operations at the Company.

Mr. Sugarman, age 37, has served on the board of directors of the Company since November 2010, including as the Chairman of the Strategic Planning Committee.  Mr. Sugarman is also a director at PacTrust Bank and Beach Business Bank.  Mr. Sugarman is the Managing Member of COR Capital LLC and COR Advisors LLC and the Chief Executive Officer of COR Securities Holdings Inc. Previously, he was a founding Partner and Portfolio Manager in charge of fundamental research for GPS Partners LLC, a $2 billion investment firm specializing in high yield equity securities including financials, REITS and master limited partnerships.  From 2004-2005 he worked at Lehman Brothers overseeing portfolios of debt, equity and alternative investments.  He previously founded and served as Chief Executive Officer of Sugarman Enterprises Inc., a financial advisory firm specializing in real estate and asset-based loans.  He began his career as a management consultant at McKinsey & Company.  Mr. Sugarman is licensed as a California Real Estate Broker and is a member of the California State Bar.  He is the co-author of The Forewarned Investor: Don’t Get Fooled Again by Corporate Fraud (Career Press).  Mr. Sugarman is a graduate of the Yale Law School (J.D.) and Dartmouth College (A.B. with High Honors, Cum Laude).

In connection with his appointment as Co-CEO of the Company, Mr. Sugarman will enter into an employment agreement that has a term of three years, with an automatic renewal for an additional year on the second anniversary of the effective date and on each anniversary thereafter, unless one of the parties provides a notice of non-renewal.  The employment agreement provides Mr. Sugarman with a base salary of $600,000, subject to annual review and increase, but not decrease, by the board of directors of the Company.  The employment agreement also provides that Mr. Sugarman is eligible to receive an annual cash bonus award with a target award opportunity of 50% of his annual base salary and a minimum of 10% of the annual profitability (measured as EBITDA) of the Company’s subsidiaries that are not depository institutions.  Actual bonus amounts will be based on achievement of performance goals established by the board of directors of the Company or the compensation committee thereof.  In the event of a termination of employment without “cause” or a resignation for “good reason,” Mr. Sugarman is entitled to (1) a pro-rata bonus for the year during which the date of termination occurs as determined by the compensation committee under the applicable Company plan based on the Company’s performance for the applicable year; (2) 1.5 (although following a change in control, the severance multiple would be two) multiplied by the sum of his base salary and target bonus paid in installments over a twenty-four month period; and (iii) 18 months (24 months following a change in control) of continued medical and dental benefits provided by the Company to Mr. Sugarman and his eligible dependents.  In addition, any stock options or stock appreciation rights held by Mr. Sugarman will vest in full and remain exercisable for the remainder of their original full terms, and other equity awards will vest in full.

In addition, Mr. Sugarman is also subject to employee and customer non-solicitation and non-competition restrictions while he is employed by the Company and for twenty-four months immediately following termination of employment for any reason.

The Company also granted Mr. Sugarman a cash-settled stock appreciation right with respect to 500,000 shares of Company Common Stock in recognition of prior service that vests, subject to continued employment, as follows: 1/3 vested on the date of grant, 1/3 vests on the first anniversary of the date of grant and the final 1/3 vests on the second anniversary of the date of grant.  The stock appreciation right has a ten year term and a base price per share that is equal to the closing market price of Company Common Stock on the date of grant.

Gregory A. Mitchell will serve with Mr. Sugarman as co-CEO of the Company focusing on banking operations. Mr. Mitchell will remain Chief Executive Officer and President of PacTrust Bank, fsb, a federal savings bank and wholly owned subsidiary of the Company.

John C. Grosvenor has been appointed Executive Vice President and General Counsel of the Company, effective August 22, 2012 until such time as his successor is duly appointed and qualified, or until his earlier resignation, removal or incapacity.

In connection with his appointment as General Counsel, Mr. Grosvenor will enter into an employment agreement that has a term of three years, with an automatic renewal for an additional year on the third anniversary of the effective date and each anniversary thereafter, unless one of the parties provides a notice of non-renewal.  Pursuant to the terms of the employment agreement, Mr. Grosvenor will receive a one-time signing bonus of 5,000 shares of restricted voting Company Common Stock, to vest in annual increments of 33%, 33% and 34% commencing August 22, 2013 (the “Initial Restricted Stock Grant”).  The Company has also made a grant to Mr. Grosvenor, under the Company’s Omnibus Incentive Plan, of non-qualified Company stock options to purchase 75,000 shares of Company Common Stock at an exercise price per share equal to the closing market price of the Company Common Stock on August 22, 2012.  Such grant will become vested and exercisable in three equal installments of 25,000 shares on August 22 of 2013, 2014 and 2015 (the “Initial Equity Grant”).  The employment agreement provides Mr. Grosvenor with a base salary of $265,000, subject to annual review and increase, and also provides that Mr. Grosvenor is eligible to receive additional or special compensation, such as equity awards, incentive pay or bonuses, as the board of directors of the Company, or the compensation committee thereof, may determine and a monthly auto allowance equal to $600 per month.  In the event of a termination of employment without “cause” or a resignation for “good reason,” Mr. Grosvenor is entitled to (1) severance pay equal to twenty-four (24) months’ salary at the rate of salary in effect on the date of termination; (2) the Initial Equity Grant, which, to the extent not theretofore fully vested, shall become fully vested and immediately exercisable in accordance with its terms; and (3) in the event the Initial Restricted Stock Grant has not theretofore become fully vested, the right to be appointed as an advisor to the Company until the Initial Restricted Stock Grant has vested in full.

In addition, Mr. Grosvenor is also subject to employee non-solicitation restrictions while he is employed by the Company and for twenty-four months immediately following termination of employment for any reason, and certain nondisclosure obligations.

Item 8.01.              Other Events.

At the Closing, the Company anticipates creating an Advisory Board to offer general advice and counsel to management and to the Company board of directors for the purpose of further ensuring that the Company develops appropriate strategic initiatives and operates in a manner consistent with achieving its stated goals and objectives.  The Advisory board in anticipated to initially consist of Richard Pachulski, as Chairman, and such other individuals as the board of directors of the Company may appoint from time to time in its discretion.

Important Additional Information

The Company and PBOC will be filing a proxy statement/prospectus and other relevant documents concerning the Merger with the United States Securities and Exchange Commission (the “SEC”).  This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.  WE URGE INVESTORS TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT/PROSPECTUS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Investors will be able to obtain these documents free of charge at the SEC’s Web site (www.sec.gov).  In addition, documents filed with the SEC by the Company will be available free of charge by calling Richard Herrin, Corporate Secretary at (949) 236-5300 and documents relating to the proposed transaction will be available free of charge from David Misch, CEO at (310) 286-0710.  The directors, executive officers and certain other members of management and employees of the Company may be deemed to be participants in the solicitation of proxies in favor of the Merger from the shareholders of PBOC.  Information about the directors and executive officers of the Company is included in the proxy statement for its 2012 annual meeting of shareholders, which was filed with the SEC on April 24, 2012.  The directors, executive officers and certain other members of management and employees of PBOC may also be deemed to be participants in the solicitation of proxies in favor of the Merger from the shareholders of PBOC.  Information about the directors and executive officers of PBOC is available on PBOC’s website at www.tpboc.com. Additional information regarding the interests of such participants will be included in the proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.

Forward-Looking Statements

This presentation includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are necessarily subject to risk and uncertainty and actual results could differ materially from those anticipated due to various factors, including those set forth from time to time in the Company’s filings with the SEC.  Risks and uncertainties related to the Company and PBOC include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement; (2) the outcome of any legal proceedings that may be instituted against the Company or PBOC; (3) the inability to complete the transactions contemplated by the definitive agreement due to the failure to satisfy conditions to completion, including the receipt of regulatory approval; (4) risks that the proposed transaction, or the recently completed Gateway Business Bank and Beach Business Bank acquisitions, may disrupt current plans and operations, and the potential difficulties in employee retention as a result of those transactions; (5) the amount of the costs, fees, expenses and charges related to the proposed transaction; (6) deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses; (7) continuation of the historically low short-term interest rate environment; (8) changes in loan underwriting, credit review or loss reserve policies associated with economic conditions, examination conclusions, or regulatory developments; (9) increased levels of non-performing and repossessed assets that may result in future losses; (10) greater than anticipated deterioration or lack of sustained growth in the national or local economies; (11) changes in state and federal legislation, regulations or policies applicable to banks or other financial service providers, including regulatory or legislative developments, like the Dodd-Frank Wall Street Reform and Consumer Protection Act, arising out of current unsettled conditions in the economy; (12) the results of regulatory examinations; and (13) increased competition with other financial institutions. You should not place undue reliance on forward-looking statements, and the Company undertakes no obligation to update any such statements to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

Item 9.01.       Financial Statements and Exhibits.

(a)  Not applicable.

(b)  Not applicable.

(c)  Not applicable.

(d)  Exhibits.

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of August 21, 2012, by and among First PacTrust Bancorp, Inc., Beach Business Bank and The Private Bank of California.
10.1	Form of Voting Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

First PacTrust Bancorp, Inc.

Date: August 27, 2012                                                By:     /s/  Richard Herrin

Name:    Richard Herrin

Title:      Executive Vice President,
             Chief Administrative Officer
             and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of August 21, 2012, by and among First PacTrust Bancorp, Inc., Beach Business Bank and The Private Bank of California.
10.1	Form of Voting Agreement.